Exhibit 23.3
                                                                  ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

              We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) of Touchstone Applied Science Associates, Inc. and to the incorporation by reference therein of our report dated December 5, 1996 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1996 filed with the Securities and Exchange Commission.



                                       LAZAR, LEVINE & COMPANY LLP

     New York, New York
     May 22, 1997